UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2022
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INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40557 (Commission File Number)	83-0731995 (I.R.S. Employer Identification Number)

Not applicable[1]
(Address of principal executive offices)		(Zip Code)
646 278-4871
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
1 Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005

Item 7.01. Regulation FD Disclosure.

On December 7, 2022, Integral Ad Science Holding Corp. (the “Company”) announced that it would conduct a planned reduction in workforce. The plan involves the termination of approximately 120 employees, representing approximately 13% of the Company’s workforce. The announced reduction, while difficult, is necessary to better align resources and is consistent with the Company’s strategy of increasing operational efficiency and improving productivity. In connection with the planned reduction, the Company estimates that it will incur approximately $5.0 million to $7.0 million of restructuring and related charges in connection with employee severance and benefits costs, which the Company expects to incur in the fourth quarter of 2022.

Based on higher activity levels in some areas, the Company is modestly increasing its outlook for the fourth quarter and the full year 2022 as follows:

Fourth Quarter Ending December 31, 2022:

•Total revenue of $111.0 million to $113.0 million

•Adjusted EBITDA* of $36.0 million to $38.0 million

Year Ending December 31, 2022:

•Total revenue of $402.0 million to $404.0 million

•Adjusted EBITDA* of $123.0 million to $125.0 million
* The Company is unable to provide a reconciliation for Adjusted EBITDA outlook to net income (loss), because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results. However, the Company estimates stock-based compensation expense for the fourth quarter of 2022 in the range of $12.0 million to $13.0 million and for the full year 2022 in the range of $45.0 million to $46.0 million impacted by the planned reduction in workforce as well as unrelated employee departures. A reconciliation is not available without unreasonable effort.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs and expenditures, including charges in connection with the planned reduction in workforce, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine; (ii) the adverse effect on our business, operating results, financial condition, and prospects from the ongoing COVID-19 pandemic; (iii) our dependence on the overall demand for advertising; (iv) a failure to innovate or make the right investment decisions; (v) our failure to maintain or achieve industry accreditation standards; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; and (vii) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Lisa Utzschneider
Name:	Lisa Utzschneider
Title:	Chief Executive Officer and Director